EXHIBIT 10.92

                                PROMISSORY NOTE

  $300,000.00                                            November 23, 1998

       FOR VALUE RECEIVED, the undersigned, ALOE & HERBS INTERNATIONAL, INC., a Panama corporation (the "Maker"), hereby promises to pay to the order of CARRINGTON LABORATORIES, INC., a Texas corporation ( the "Payee"), the principal sum of three hundred thousand and no/100 Dollars ($300,000.00), with interest on the unpaid balance thereof from the date of November 23, 1998 until maturity at the rate hereinafter provided, both principal and interest being payable as hereinafter provided in lawful money of the United States of America at 2001 Walnut Hill Lane, Irving, Texas 75038, or at such other place as may be designated from time to time by the holder of this Note.

       The unpaid principal amount of this Note outstanding from time to time shall bear interest prior to maturity at the rate of eleven percent (11%) per annum or the maximum interest rate permitted under applicable law, whichever is less. All past due principal and/or interest or installments thereof shall bear interest from maturity until paid at the rate of eighteen percent (18%) per annum or the maximum interest rate permitted under applicable law, whichever is less.

       The principal amount of this Note, together with all interest accrued thereon, shall be due and payable in full on May 23, 2000.

       The Maker shall have the right to prepay, without penalty, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note, provided that any such principal thus prepaid is accompanied by accrued interest on such principal. Each payment made on this Note shall be applied first to the payment of accrued interest due on the unpaid principal hereof and the remainder of each such payment shall be applied to the reduction of the unpaid principal balance hereof.
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       It  is  the  intent of the Maker and the Payee, in the execution and acceptance of this Note and all other instruments now or hereafter securing this Note, to contract in strict compliance with applicable usury law. In furtherance thereof, the Maker and the Payee stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither the Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest rate that may be lawfully charged under applicable law, and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith that may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity
  of  this  Note  is  accelerated.    If the maturity of this Note shall be
  accelerated for any reason, or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the indebtedness evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to the Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. If the Payee or any other holder of this Note shall collect money that is deemed to constitute interest that would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to the Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, the Maker acknowledges that it believes the indebtedness evidenced by this Note to be non-usurious and agrees that if, at any time, the Maker should have reason to believe that such indebtedness is in fact usurious, it will give the holder of this Note notice of such condition, and such holder shall have ninety (90) days from the date such notice is given in which to make appropriate refund or other adjustment in order to correct such condition, if in fact such
  exists.   The term "applicable law," as used in this Note, shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

       If the indebtedness represented by this Note or any part thereof is collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings, or if this Note is placed in the hands of an attorney for collection after default, the Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note, in addition to the principal and interest due and payable hereon, all the costs and expenses of such holder in enforcing this Note, including without limitation reasonable attorney's fees and legal expenses.
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       The  Maker  and  all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, and releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

       This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed by and construed for all purposes in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions within such state.

       IN WITNESS WHEREOF, the Maker has executed this Note on the date first set forth above.


                                ALOE & HERBS INTERNATIONAL, INC.



                                By:  \s\ Bernard Tice
                                Title:   President